EXHIBIT 21.1

Silicon Valley Bancshares Annual Report on Form 10-K

Subsidiaries of Silicon Valley Bancshares

Silicon Valley Bancshares owns outstanding voting securities or partnership interests of the following subsidiaries:

Name	Ownership Interest	Jurisdiction of Incorporation or Organization
Silicon Valley Bank	100.0%	California
SVB Leasing Company (inactive)	100.0%	California
SVB Capital II	100.0%	Delaware
SVB Strategic Investors, LLC	100.0%	California
SVB Strategic Investors Fund, L.P.	11.1%	California
Silicon Valley BancVentures, Inc.	100.0%	California
Silicon Valley BancVentures, L.P.	10.7%	California
Gold Hill Venture Lending Partners 03, LLC	100.0%	California
Gold Hill Venture Lending 03, L.P.	100.0%	Delaware
SVB Alliant	100.0%	California
SVB Strategic Investors II, LLC	100.0%	Delaware
SVB Strategic Investors Fund II, L.P.	9.5%	Delaware
Silicon Valley Bancshares Cayman Islands	100.0%	Cayman Islands
SVB India Advisors, Private Limited	1.0%	India

Silicon Valley Bank owns 100% of the outstanding voting securities of the following subsidiaries:

Name	Jurisdiction of Incorporation or Organization
Woodside Asset Management, Inc.	California
SVB Asset Management	California
SVB Securities	California
Real Estate Investment Trust	Maryland
SVB Global Financial, Inc.	Delaware

SVB Global Financial, Inc. owns 99.0 % of the outstanding voting securities of the following subsidiary:

Name	Jurisdiction of Incorporation or Organization
SVB India Advisors, Private Limited	India

SVB Global Financial, Inc. owns 100% of the outstanding voting securities of the following subsidiary:

Name	Jurisdiction of Incorporation or Organization
SVB Europe Advisors Limited	United Kingdom